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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 2002, included in Pactiv Corporation's Form 10-K for the year ended December 31, 2001, into Pactiv Corporation's previously filed Form S-8 Registration Statement 333-90333 for the Pactiv Hourly 401(k) Savings and Investment Plan and the Pactiv Corporation 401(k) Savings and Investment Plan (f/k/a the Tenneco Packaging Inc. Thrift Plan for Hourly Employees and Tenneco Packaging Inc. Thrift Plan), its previously filed Form S-8 Registration Statement 333-90335 for the Pactiv Corporation Stock Ownership Plan (f/k/a the Tenneco Packaging Inc. Stock Ownership Plan), and its previously filed Form S-8 Registration Statement 333-33484 for the Pactiv Corporation Employee Stock Purchase Plan.


/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP


Chicago, Illinois
April 23, 2002